Exhibit 99.2

LogicBlox-Predictix Holdings, Inc.

Unaudited Condensed Consolidated Financial Statements

March 31, 2016 and 2015

LogicBlox-Predictix Holdings, Inc.

Contents

Financial Statements

Unaudited Condensed Consolidated Balance Sheets as of March 31, 2016 and December 31, 2015	2
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the three months ended March 31, 2016 and 2015	3
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2016 and 2015	4
Notes to Unaudited Condensed Consolidated Financial Statements	5-12

LogicBlox-Predictix Holdings, Inc.

Unaudited Condensed Consolidated Balance Sheets

	March 31, 2016	December 31, 2015
Assets
Current Assets
Cash	$1,431,006	$589,752
Accounts receivable, Net	3,014,620	2,700,765
Prepaid expenses	273,482	287,217

Total Current Assets	4,719,108	3,577,734
Property and Equipment, Net	291,245	241,747
Intangible Assets, Net	16,475,384	17,069,894
Goodwill	17,274,890	17,274,890
Other Assets	37,437	37,318

Total Assets	$38,798,064	$38,201,583

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$2,177,071	$2,025,170
Accrued payroll liabilities	394,225	1,749,272
Other accrued liabilities	933,180	3,302,788
Line of credit	—	1,609,502
Current portion of long-term debt	1,000,000	1,000,000

Total Current Liabilities	4,504,476	9,686,732

Non Current Liabilities
Long-term debt	1,750,000	2,000,000
Deferred revenue	2,097,273	1,292,667
Other liabilities	820,548	—

Total Non Current Liabilities	4,667,821	3,292,667

Stockholders’ Equity
Preferred Series A stock, $0.0001 par value, 120,000,000 shares authorized, 94,042,025 issued and outstanding as of March 31, 2015	—	9,404
Common stock, $0.0001 par value, 162,000,000 shares authorized, 25,680,374 shares issued and outstanding as of March 31, 2016 and December 31, 2015,	—	—
and 27,165,434 shares of Class B common shares issued and outstanding as of March 31, 2016.	4,695	2,568
Additional paid-in capital - preferred stock	27,736,265	30,041,051
Additional paid-in capital - common stock	12,219,048	2,686,133
Accumulated deficit	(10,332,448)	(7,513,249)
Accumulated other comprehensive loss	(1,793)	(3,723)

Total Stockholders’ Equity	29,625,767	25,222,184

Total Liabilities and Stockholders’ Equity	$38,798,064	$38,201,583

See accompanying notes to unaudited condensed consolidated financial statements.

LogicBlox-Predictix Holdings, Inc.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended March 31,
	2016	2015
Revenues	$5,716,855	$4,513,386

Costs of Revenues	4,013,267	2,658,325

Gross Profit	1,703,588	1,855,061

Operating Expenses
Selling, general and administrative expenses	3,278,981	2,798,403
Depreciation and amortization	625,052	668,397

Total Operating Expenses	3,904,033	3,466,800

Operating Loss	(2,200,445)	(1,611,739)

Other Expense
Interest expense	58,608	19,553
Other	560,146	248,700

Total Other Expense	618,754	268,253

Loss Before Income Tax Benefit	(2,819,199)	(1,879,992)

Income Tax Benefit	—	699,167

Net Loss	(2,819,199)	(1,180,825)

Other Comprehensive (Loss) Income - Foreign Currency Translation	(1,800)	17,993

Comprehensive Loss	$(2,820,999)	$(1,162,832)

See accompanying notes to unaudited condensed consolidated financial statements.

LogicBlox-Predictix Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2016	2015
Cash Flows from Operating Activities
Net loss	$(2,819,199)	$(1,180,825)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	625,052	668,397
Stock-based compensation	35,186	—
Deferred income taxes	—	(699,167)
Changes in operating assets and liabilities:
Accounts receivable	(313,856)	(305,921)
Prepaid expenses	13,735	5,656
Other assets	1,812	(18,750)
Accounts payable	151,901	(524,337)
Accrued payroll liabilities	(1,355,047)	157,529
Deferred revenue	804,606	(123,280)
Other accrued liabilities	123,187	(1,718,360)

Net cash used in operating activities	(2,732,623)	(3,739,088)

Cash Flows from Investing Activities
Purchases/acquisitions of property and equipment	(80,040)	(38,169)

Net cash used in investing activities	(80,040)	(38,169)

Cash Flows from Financing Activities
Distribution to Series A Preferred shareholders	(19,503,654)	—
Issuance of common stock	25,017,073	—
Proceeds from revolving line of credit, net	—	1,609,502
Repayment from revolving line of credit, net	(1,609,502)	—
(Repayment) proceeds from term loan	(250,000)	3,000,000

Net cash provided by financing activities	3,653,917	4,609,502

Net Increase in Cash	841,254	832,275
Cash, beginning of period	589,752	763,309

Cash, end of period	$1,431,006	$1,595,584

See accompanying notes to unaudited condensed consolidated financial statements.

LogicBlox-Predictix Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

1. Description of Business and Summary of Significant Accounting Policies

Organization and Operations

LogicBlox-Predictix Holdings, Inc. (the “Company”) was legally formed in Delaware on November 5, 2014, and is the ultimate parent company of LogicBlox, Inc. (“LogicBlox”) and Predictix, LLC (“Predictix”). LogicBlox and Predictix became subsidiaries of the Company upon completion of a merger transaction on November 20, 2014. Since its inception through the date of the merger, the Company did not have any activity other than the issuance of preferred stock. Additionally, the Company does not have its own operations.

LogicBlox was formed on May 29, 2002, for the purpose of developing and delivering, as a cloud service, hybrid database technology that combines transactions, analytics, graphs, statistics, machine learning, planning, and business logic. The LogicBlox database is used principally by Predictix, and also by independent software vendors and end customers to build “Big Data” predictive and prescriptive applications in industries including retail, consumer packaged goods, finance, and healthcare. Predictix was formed on June 17, 2005, for the purpose of providing Software as a Service (“SaaS”) for retailers and wholesalers in the United States of America and abroad. Software developed by the Company helps retailers focus on merchandise planning and allocation, assortment and space planning, pricing and promotions, and forecasting and replenishment.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted. These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited financial statements and related notes for the year ended December 31, 2015. In the opinion of management, the unaudited interim condensed consolidated financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the information required to be set forth therein.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, which are comprised of LogicBlox, Inc. and Predictix, LLC and Predictix’s wholly-owned subsidiaries, Predictix, Ltd., which is based in the United Kingdom, and Predictix SARL, which is based in Tunisia (collectively referred to as “the Company”).

LogicBlox-Predictix Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

All significant intercompany transactions and balances have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with an initial maturity of three months or less. The Company places its temporary cash investments with high credit quality financial institutions in the United States of America. At times, such investments may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. As of March 31, 2016 and December 31, 2015, $1,289,699 and $444,106 was on deposit at a single financial institution with $789,699 and $194,103 of that cash above the federal deposit insurance limits, respectively.

Goodwill

Goodwill is the excess of purchase price over the fair value of the identifiable net assets acquired in business combinations. Goodwill is not subject to amortization, rather it is tested for impairment annually, and more frequently if events or changes in circumstances indicate that it is more likely than not that it is impaired. There were no events or changes in circumstances during the three months ended March 31, 2016 that indicated a need for an interim goodwill impairment test. The Company did not recognize any impairment loss during the three months ended March 31, 2016 and March 31, 2015. The carrying amount of goodwill as of March 31, 2016 and December 31, 2015 was $17,274,890.

Other Intangible Assets

Intangible assets, other than goodwill, consist primarily of acquired customer relationships, software technology and trademarks. Customer relationships represent the value to the Company of the benefit of acquiring the existing customer base and are amortized over the estimated life of the customer base of 14 years using an accelerated method. Software technology and trademarks are amortized on a straight-line basis over their estimated useful lives of seven years and 15 years, respectively. For definite lived intangible assets, the Company regularly evaluates whether events or changes in circumstances have occurred that indicate that the carrying amount of these assets may not be recoverable. There were no events or changes in circumstances during the three months ended March 31, 2016 that required an impairment review. No impairments of intangible assets were identified during the three months ended March 31, 2016 or March 31, 2015.

LogicBlox-Predictix Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

Revenues

Revenues are primarily derived from SaaS and technology license subscription fees, cloud hosting, and related professional services. The Company recognizes revenue only when all of the following criteria have been met: persuasive evidence of an arrangement exists; delivery has occurred; the fee for the arrangement is fixed or determinable; and collectability is reasonably assured. Deferred revenues represent cash received in advance of services performed under contracts.

The Company may enter into multiple element revenue arrangements in which a customer may purchase hosting services, implementation services, maintenance, and support. In these arrangements, the Company allocates revenue to each element of the arrangement based on their relative selling prices, if the elements have standalone value. The Company uses a hierarchy to determine the selling price to be used for allocating revenue to deliverables: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence of selling price (“TPE”) and (iii) best estimate of the selling price (“ESP”). The Company determines ESP for each deliverable by considering multiple factors including pricing practices, hardware platforms, geographies and customer classes. Once elements of an arrangement are separated into more than one unit of accounting, revenue is recognized for each separate unit of accounting based on the nature of the revenue. The guidance suggests specific considerations should be given to the evaluation of standalone value for professional services sold with cloud hosting services. The Company considers in its evaluation of standalone value (i) if the Company, or other vendors, sell similar services separately, and (ii) the professional services are so unique that only the Company can provide them. To date, the Company has concluded implementation services, maintenance, and support, included in the cloud based multiple-deliverable arrangement do not have standalone value and, therefore, all revenue is recognized ratably over the contractual term of the subscription agreement.

Stock-based Compensation

Stock-based compensation expense related to employee and director share-based compensation plans, including stock options and restricted stock units, is measured on the grant date, based on the fair value-based measurement of the award and is recognized as an expense using the straight-line method over the requisite service period which generally equals the vesting period of each grant. The Company selected the Black-Scholes option pricing model for determining the estimated fair value-based measurements of share-based awards. The use of the Black-Scholes model requires the use of assumptions including expected term, expected volatility, risk-free interest rate and expected dividends. The Company estimates the fair value of awards of restricted shares as being equal to the market value of the common stock on the date of the award. For the three months ended March 31, 2016 and 2015 the Company recognized stock-based compensation expense of $35,186 and $0, respectively.

LogicBlox-Predictix Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

2. Liquidity and Management’s Plan

The Company believes that it currently has sufficient cash and financing commitments to meet its funding requirements over the next fiscal year. In order to meet the Company’s obligations related to the Credit Agreement discussed in Note 4, the Company expects that it will need to extend, restructure, renegotiate or refinance these obligations, or obtain additional funding over the next two years. There can be no assurance as to the availability or terms upon which such financing might be available. These condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern arising from its inability to continue to meet its obligations as they become due. See Note 9 for subsequent events.

3. Intangible Assets

Intangible assets, other than goodwill, subject to amortization consist of the following at March 31, 2016 and December 31, 2015:

	March 31, 2016	December 31, 2015
Trademark	$1,485,000	$1,485,000
Customer relationships	12,310,000	12,310,000
Non-compete agreement	75,000	75,000
Technology and software	6,120,000	6,120,000

	19,990,000	19,990,000
Less accumulated amortization	(3,514,616)	(2,920,106)

	$16,475,384	$17,069,894

Amortization expense is included in depreciation and amortization expense in the Condensed Consolidated Statements of Operations and Comprehensive Loss. Amortization expense recognized for the three months ended March 31, 2016 and 2015 was $594,510 and $652,396, respectively.

As of March 31, 2016, amortization expense over the next five years and thereafter is expected to be as follows:

2016 (remaining nine months)	$1,783,532
2017	2,237,153
2018	2,110,354
2019	1,996,235
2020	1,893,527
Thereafter	6,454,583

Total	$16,475,384

LogicBlox-Predictix Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

4. Long-term Debt

On February 6, 2015, the Company entered into a loan and security agreement with a financial institution (the “Credit Agreement”). Under the terms of the Credit Agreement, the Company was extended a line of credit and a term loan of $3,000,000.

The maximum amount available for borrowing under the line of credit portion of the Credit Agreement is $2,750,000 with variable monthly interest payable at the applicable prime rate plus 1.0%. As of December 31, 2015, the revolving line of credit had a balance of $1,609,502 which was repaid on February 9th, 2016.

The term loan has variable monthly interest payable at the applicable prime rate plus 1.0%. The term loan requires interest-only payment from the effective date of the loan through December 31, 2015 and 36 monthly principal payments of $83,333 plus interest on the outstanding balance beginning January 1, 2016 through the maturity date of December 1, 2018. As of March 31, 2016 and December 31, 2015, the term loan had a balance of $2,750,000 and $3,000,000, respectively.

On September 18, 2015, due to the Company’s noncompliance with certain financial covenants, Company entered into an amended loan and security agreement (the “First Amendment to the Credit Agreement”) with the lender to waive the event of default and increase the interest rate of both the revolving line of credit and the term loan to applicable prime rate plus 1.5% (5.0% at December 31, 2015). The First Amendment to the Credit Agreement also added a lockbox arrangement. Funds deposited into the lockbox can be used at the lender’s discretion to paydown the revolving line of credit obligations. As a result, the Company classified the borrowings under the line of credit as short-term liability in the accompanying balance sheet as of December 31, 2015.

The Credit Agreement places restrictions on the Company as to the maintenance of certain financial ratios, including minimum liquidity ratio, adjusted EBITDA, fixed charge coverage ratio and senior leverage, and certain non-financial covenants. As of December 31, 2015, the Company was not in compliance with the minimum adjusted EBITDA covenant. The lender waived this event of default upon execution of a forbearance and second amendment to the credit agreement on May 3, 2016 (the “Second Amendment to the Credit Agreement”). In addition to the forbearance of the event of default by the lender, the Second Amendment to the Credit Agreement reduced the required minimum adjusted EBITDA for the periods ended September 30, 2016 and December 31, 2016. As of March 31, 2016, the Company was in compliance with the minimum adjusted EBITDA covenant.

LogicBlox-Predictix Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

A summary of the Company’s long-term debt is as follows:

	March 31, 2016	December 31, 2015
Revolving line of credit	$—	$1,609,502
Term Loan	2,750,000	3,000,000

Total long-term debt	2,750,000	4,609,502
Less current portion	(1,000,000)	(2,609,502)

Long-term debt, net of current portion	$1,750,000	$2,000,000

5. Property and Equipment

Property and equipment as of March 31, 2016 and December 31, 2015 primarily consisted of computer equipment. Depreciation expense for the three months ended March 31, 2016 and 2015 amounted to $30,542 and $16,001, respectively.

6. Commitment and Contingencies

Operating Lease

The Company leases an office space under a non-cancelable operating lease agreement which terminates on April 30, 2019. The Company recognizes rent expense on a straight-line basis over the lease term. Rental expense totaled $94,355 and $107,238 for the three months ended March 31, 2016 and 2015, respectively.

The lease agreement provides for increases in future minimum annual rental payments.

LogicBlox-Predictix Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

The following is a schedule by year of future minimum rental payments required under the operating lease agreement as of March 31, 2016:

2016 (remaining nine months)	$293,754
2017	379,972
2018	387,589
2019	131,736
2020	—

Total	$1,193,051

Litigation

From time to time, the Company and its subsidiaries may become involved in various claims and lawsuits arising in the ordinary course of business. The Company’s management expects that the ultimate resolution of any such matters will not have a material adverse effect on the Company’s financial position or results of operations.

7. Income Taxes

The provision for income taxes consisted of the following:

Three Months Ended March 31	2016	2015
Current
Federal	$—	$—
State	—	—

Total Current	—	—

Deferred
Federal	—	(656,290)
State	—	(42,877)

Total Deferred	—	(699,167)

Income tax benefit	$—	$(699,167)

The difference in the Company’s effective tax rate for the three months ended March 31, 2016 compared to the statutory rate is primarily due to an increase in related valuation allowances. For the three months ended March 31, 2015, the difference in the Company’s effective tax rate compared to the statutory rate was primarily driven by the impact of state income taxes.

The components of the Company’s deferred tax assets and liabilities at March 31, 2016 and December 31, 2015 are as follows:

	March 31, 2016	December 31, 2015
Deferred Tax Assets
Net operating loss carryforwards	$5,794,586	$5,284,154
R&D credit	1,000,040	1,000,040
Deferred revenue	776,111	582,773
Other	228,142	187,385

Total deferred tax assets	7,798,879	7,054,352

Valuation Allowance	(1,560,754)	(591,126)

Net Deferred Tax Asset	$6,238,125	$6,463,226

Deferred Tax Liabilities
Intangible assets	(6,238,125)	(6,463,226)

Net Deferred Tax Liability	$(6,238,125)	$(6,463,226)

Net Deferred Tax Liability	$—	$—

8. Stockholders’ Equity and Stock-based Compensation

Common Stock

The Company was authorized to issue 162,000,000 shares of common stock. As of March 31, 2016 and December 31, 2015, there were 25,680,374 shares of common stock issued and outstanding.

Class B Common Stock

On January 19, 2016, the Company issued 27,165,434 of its Class B common stock for $0.92 per share for an aggregate purchase price of approximately $25,000,000, pursuant to a stock purchase agreement entered into by the Company with an outside investor, Infor, Inc., on January 18, 2016. As of March 31, 2016, there were 27,165,434 shares of Class B common stock issued and outstanding.

LogicBlox-Predictix Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

Preferred Stock

The Company was authorized to issue 120,000,000 shares of Series A preferred stock. As of March 31, 2016 and December 31, 2015, there were 94,042,025 shares of Series A preferred stock outstanding, respectively.

Each holder of Series A preferred stock is entitled to receive, whether or not declared by the Board of Directors, cumulative annual cash dividends at an annual rate of 8.0% per share of stock.

Pursuant to the stock purchase agreement, the Company paid out the preference of preferred stock and distributed dividends of approximately $19,500,000 including all unpaid and accrued dividends to its then outstanding Series A preferred shares using the proceeds from the Class B common stock issuance.

9. Subsequent Events

On June 23, 2016, Infor, Inc. entered into an agreement and plan of merger with the Company under which Infor, Inc. acquired the Company for $150 million, which is inclusive of the $25 million investment Infor, Inc. made in the Company on January 18, 2016. The acquisition was completed on June 27, 2016.

The Company evaluated subsequent events through August 31, 2016, the date at which these financial statements were available to be issued and determined that there were no other items to adjust or disclose.